Exhibit 4.7

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of March 31, 2021 (this “Supplemental Indenture”), among (i) Advanced Drainage Systems, Inc. (the “Issuer”), (ii) Stormtech, LLC and Infiltrator Water Technologies, LLC, each a subsidiary of the Issuer (together, the “Guaranteeing Subsidiaries”), and (iii) U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guaranteeing Subsidiaries and Advanced Drainage of Ohio, Inc., a subsidiary of the Issuer (the “Released Subsidiary Guarantor”), have heretofore executed and delivered to the Trustee an Indenture, dated as of September 23, 2019 (the “Indenture”), providing for the issuance by the Issuer of its 5.000% Senior Notes due 2027 (the “Notes”);

WHEREAS, effective as of the date hereof, the Released Subsidiary Guarantor will be merged with and into the Issuer with the Issuer being the Successor Company (the “Merger”);

WHEREAS, Section 8.01(a) of the Indenture permits the Issuer and the Released Subsidiary Guarantor to consummate the Merger, subject to satisfaction of the conditions precedent and covenants set forth therein, such conditions including the requirement in clause (5) thereof that each of the Guaranteeing Subsidiaries, by supplemental indenture, shall have confirmed that its Guarantee shall apply to the Released Subsidiary Guarantor’s obligations under the Indenture and the Notes;

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, including, as provided in clause (3) thereof, for the purpose of complying with Article Eight of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Guaranteeing Subsidiaries hereby covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.

CONFIRMATION OF GUARANTEE. Each of the Guaranteeing Subsidiaries hereby confirms that, from and after consummation of the Merger, its Guarantee shall apply to the Released Subsidiary Guarantor’s obligations under the Indenture and the Notes.

3.

GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

010-9172-6310/3/AMERICAS

Exhibit 4.7

4.

COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5.	EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.
6.

THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

010-9172-6310/3/AMERICAS

Exhibit 4.7

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ADVANCED DRAINAGE SYSTEMS, INC.

By: ________________________________________

         Name: D. Scott Barbour

         Title: President and Chief Executive Officer

Stormtech llc

By: ________________________________________

         Name: D. Scott Barbour

         Title: President and Chief Executive Officer

Infiltrator Water Technologies, LLC

By: ________________________________________

         Name: D. Scott Barbour

         Title: President and Chief Executive Officer

U..S. BANK NATIONAL ASSOCIATION,

as Trustee

By: _________________________________

Name:_______________________________

Title:________________________________

{Execution page of First Supplemental Indenture}

010-9172-6310/3/AMERICAS